For period ending December 31, 2006     Exhibit 77O

File number 811-21328

FORM 10f-3
Municipal Securities

FUND:  SMA Relationship Trust - Series M
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  University of PR - University System Revenue Bonds
2.  Date of Purchase:  12/1/2006  3.  Date offering commenced: 11/29/2006
4.  Underwriter(s) from whom purchased:  Lehman Brothers
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS
6.  Aggregate principal amount or number of shares purchased:  14,290,000
7.  Aggregate principal amount or total number of shares of offering:  564,885,000
8.  Purchase price per unit or share(net of fees and expenses):  $107,163
9.  Initial public offering price per unit or share:  $107,163
10.  Commission, spread or profit:  ____________%              $5.00_____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are "municipal securities"  as defined in section
3(a)(29) of the Securities Act of 1934.
b. The securities were purchased prior to the end of the first day on which any sales are made.
c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the predecessor), the issue has received one of the three highest ratings from at least one such rating organization.
YES

X_______

X_______
NO

_______

_______
g. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the the
Funds Sub-Adviser, if applicable, did not exceed 25% of the
principal amount of the offering.

X_______

_______
h. No purchases were designated as group sales or otherwise
allocated to the account of any Affiliated Underwriter.

X_______

_______

Note:  Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.

Approved: /s/Andrew Clinton  Date: 1/11/07
Print Name: Andrew Clinton

FORM 10f-3
Municipal Securities

FUND:  SMA Relationship Trust - Series M
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer:  Hudson Yards Infrastructure Corporation
2.  Date of Purchase:  12/7/2006  3.  Date offering commenced: 12/6/2006
4.  Underwriter(s) from whom purchased:  Goldman Sachs
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS
6.  Aggregate principal amount or number of shares purchased:  1,500,000
7.  Aggregate principal amount or total number of shares of offering:  2,000,000,000
8.  Purchase price per unit or share(net of fees and expenses):  $105,871
9.  Initial public offering price per unit or share:  $105,871
10.  Commission, spread or profit:  ____________%              $5.00_____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are "municipal securities"  as defined in section
3(a)(29) of the Securities Act of 1934.
b. The securities were purchased prior to the end of the first day on which any sales are made.
c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the predecessor), the issue has received one of the three highest ratings from at least one such rating organization.
YES

X_______

X_______
NO

_______

_______
g. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the the
Funds Sub-Adviser, if applicable, did not exceed 25% of the
principal amount of the offering.

X_______

_______
h. No purchases were designated as group sales or otherwise
allocated to the account of any Affiliated Underwriter.

X_______

_______

Note:  Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.
Approved: /s/ Elbridge T. Gerry III  Date: 1/11/07
Print Name: Elbridge T. Gerry III

FORM 10f-3
Municipal Securities

FUND:  SMA Relationship Trust - Series M
Name of Adviser or Sub-Adviser:  UBS Global Asset Management (Americas) Inc.
1.  Issuer: Long Island Power Authority New York
2.  Date of Purchase:  9/14/2006  3.  Date offering commenced: 9/13/2006
4.  Underwriter(s) from whom purchased:  Lehman Brothers
5.  "Affiliated Underwriter" managing or participating in syndicate:
UBS
6.  Aggregate principal amount or number of shares purchased:  14,000,000
7.  Aggregate principal amount or total number of shares of offering:  517,040,000
8.  Purchase price per unit or share(net of fees and expenses):  $108,029
9.  Initial public offering price per unit or share:  $108,029
10.  Commission, spread or profit:  ____________%              $5.00_____________
11.  Have the following conditions been satisfied?
YES
NO
a. The securities are "municipal securities"  as defined in section
3(a)(29) of the Securities Act of 1934.
b. The securities were purchased prior to the end of the first day on which any sales are made.
c. The securities purchased at a price not more then the price paid by each other purchaser in the offering.
d. The underwriting was a firm commitment underwriting.

X_______

X_______

X_______

_______

_______

_______

e. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.
f. The issuer has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer, or entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years (including the predecessor), the issue has received one of the three highest ratings from at least one such rating organization.
YES

X_______

X_______
NO

_______

_______
g. The amount of such securities purchased by the Fund and all investment companies advised by UBS Global AM or the the
Funds Sub-Adviser, if applicable, did not exceed 25% of the
principal amount of the offering.

X_______

_______
h. No purchases were designated as group sales or otherwise
allocated to the account of any Affiliated Underwriter.

X_______

_______

Note:  Refer to the Rule 10f-3 Procedures for the definitions of capitalized terms.  In particular, "Affiliated Underwriter" is defined as UBS AG and its affiliates.  In the case of a Fund advised by a sub-Adviser, "Affiliated Underwriter" shall also include any brokerage affiliate of the Sub-Adviser.
Approved: /s/Andrew Clinton  Date: 10/16/06
Print Name: Andrew Clinton